Exhibit 4.2
Execution Version
SUPPLEMENTAL INDENTURE
Supplemental Indenture (this “Supplemental Indenture”), dated as of January 16, 2025, by and among BERRY CORPORATION (BRY), a Delaware corporation, BERRY PETROLEUM COMPANY, LLC, a Delaware limited liability company, C&J WELL SERVICES, LLC, a Delaware limited liability company, CJ BERRY WELL SERVICES MANAGEMENT, LLC, a Delaware limited liability company, MACPHERSON ENERGY, LLC, a Delaware limited liability company, MACPHERSON OIL COMPANY LLC, a California limited liability company, MACPHERSON GREEN POWER COMPANY, LLC, a California limited liability company, MACPHERSON LAND COMPANY, LLC, a California limited liability company, MACPHERSON LAND COMPANY, L.P., a California limited partnership, MACPHERSON OPERATING COMPANY, LLC, a California limited liability company, MACPHERSON OPERATING COMPANY, L.P., a California limited partnership, MACPHERESON POWER COMMERCIAL SERVICES, LLC, a California limited liability company, MACPHERSON POWER COMMERCIAL SERVICES, L.P., a California limited partnership, MACPHERSON POWER COMPANY, LLC, a California limited liability company, MACPHERSON POWER COMPANY, L.P., a California limited partnership, and MACPHERSON ROUND MOUNTAIN HOLDINGS, LLC, a California limited liability company (collectively, the “Guaranteeing Subsidiaries” and each, a “Guaranteeing Subsidiary”), each a subsidiary of California Resources Corporation, a Delaware corporation (the “Issuer”), the other Guarantors (as defined in the Base Indenture referred to herein), the Issuer and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, the Guarantors and the Trustee are party to an indenture (the “Base Indenture”), dated as of October 8, 2025 (as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance of 7.000% Senior Notes due 2034 (the “Notes”);
WHEREAS, the Base Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Base Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Sections 4.16 and 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary, the other Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.
2. GUARANTEE. Each Guaranteeing Subsidiary hereby unconditionally Guarantees all of the Issuer’s Obligations under the Notes and the Base Indenture on the terms and subject to the conditions set forth in the Base Indenture, including, but not limited to, Article 10 thereof.
3. NO RECOURSE AGAINST OTHERS. No director, officer, partner, employee, incorporator, manager, stockholder or unitholder or other owner of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the

Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4. Ratification of Indenture; Supplemental Indenture; Part of Indenture. The Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of a Note or New Note heretofore or hereafter authenticated and delivered shall be bound hereby.
5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture or the transactions contemplated hereby shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Issuer.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:     1/16/2026
BERRY CORPORATION (BRY),
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
BERRY PETROLEUM COMPANY, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON ENERGY, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON OIL COMPANY LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON ROUND MOUNTAIN HOLDINGS, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
[Signature Page to Supplemental Indenture (2034 Notes)]

MACPHERSON POWER COMPANY, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON POWER COMPANY, L.P.,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON OPERATING COMPANY, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON OPERATING COMPANY, L.P.,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON POWER COMMERCIAL
SERVICES, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
[Signature Page to Supplemental Indenture (2034 Notes)]

MACPHERSON POWER COMMERCIAL
SERVICES, L.P.
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON LAND COMPANY, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON LAND COMPANY, L.P.,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
MACPHERSON GREEN POWER COMPANY, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
CJ BERRY WELL SERVICES MANAGEMENT,
LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
[Signature Page to Supplemental Indenture (2034 Notes)]

C&J WELL SERVICES, LLC,
as the Guarantor
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial
Officer
CALIFORNIA RESOURCES CORPORATION,
as the Issuer
By:    /s/ Clio C. Crespy
Name:    Clio C. Crespy
Title:    Executive Vice President and Chief Financial Officer
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee
By:    /s/ Barry D. Somrock
Name:    Barry D. Somrock
Title:    Vice President
[Signature Page to Supplemental Indenture (2034 Notes)]